Exhibt 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

            In connection with the Annual Report of ExpressJet Holdings,
Inc. (the “Company”) on Form 10-K for the period ending December 31, 2003 as filed with the Securities and Exchange
Commission on the date hereof (the “Report”), I, James B. Ream, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

 (

 1

 )

 The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

 (

 2

 )

 The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

  Date:  February 13, 2004

 /s/ James B.
Ream

 James B. Ream
 President and Chief Executive Officer